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                                                                EXHIBIT 10.14

                           INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT is made and entered into this 21st day of July, 1997, by and between C. MICHAEL MOORE (the "Indemnified Party") and DISCOUNT AUTO PARTS, INC., a Florida corporation (the "Corporation").


                              W I T N E S S E T H:


         WHEREAS, it is essential to the Corporation to retain and attract as executive officers the most capable persons available; and

         WHEREAS, the substantial increase in corporate litigation subjects officers to expensive litigation risks at the same time that the availability of directors' and officers' liability insurance has been severely limited; and

         WHEREAS, in addition, the statutory indemnification provisions of the Florida Business Corporations Act and Article VI of the bylaws of the Corporation (the "Article") expressly provide that they are non-exclusive; and

         WHEREAS, the Florida Business Corporations Act and the Article provide that indemnification of executive officers of the Corporation may be authorized by agreement, and thereby contemplates that contracts of this nature may be entered into between the Corporation and the Indemnified Party with respect to indemnification of the Indemnified Party as an executive officer of the Corporation; and

         WHEREAS, the Indemnified Party has advised the Corporation that, with respect to all matters involving the Corporation, (a) he has acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Corporation, (b) he had no reasonable cause to believe and did not believe his conduct was unlawful and (c) he derived no improper personal benefit from any activities engaged in on behalf of the Corporation for which he might seek indemnification; and

         WHEREAS, the Indemnified Party has requested that the Corporation advance the Indemnified Party's expenses incurred in defending and/or responding to matters with respect to which indemnification is sought and has indicated his willingness to repay such amounts so advanced if he is ultimately found not to be entitled to indemnification under the applicable provisions of the Florida Business Corporation Act and/or because he has engaged in Nonindemnifiable Conduct (as herein defined); and

         WHEREAS, the Indemnified Party considers a contractual commitment to indemnification on the terms set forth herein as necessary and desirable to his continued service as an employee and in order to have adequate protection, and the Corporation desires the Indemnified Party to continue to serve in such capacity and to have such protection.
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         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

         1.      RECITALS.

                 The Indemnified Party hereby confirms and represents that the statements contained in the recitals of fact set forth above (the "Recitals") are true and correct and the parties agree that by this reference the Recitals shall be considered a part of this Agreement.

         2.      INDEMNIFICATION GENERALLY.

                 (a) Grant of Indemnity. Subject to and upon the terms and conditions of this Agreement, the Corporation hereby agrees to indemnify the Indemnified Party in respect of any and all claims, losses, damages and expenses which may be incurred by the Indemnified Party as a result of or arising out of prosecuting, defending, settling or investigating:

                          (1) any threatened, pending, or completed action, suit or proceeding (including without limitation that certain action styled Airgas, Inc., et. al. vs. Discount Auto Parts, Inc., et. al., Civil Action File No. CV497-32, in the United States District Court for the Southern District of Georgia, Savannah Division), whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which the Indemnified Party may be or may have been involved as a party or otherwise, arising out of the fact that the Indemnified Party is or was a director, officer, employee, agent or stockholder of the Corporation or any of its "affiliates" (as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933), or served as a director, officer, stockholder, agent, employee, salesman, independent contractor, partner, franchisor or joint venturer in or for any person, firm, partnership, corporation or other entity at the request of the Corporation (including without limitation service in any capacity for or in connection with any employee benefit plan maintained by the Corporation or on behalf of the Corporation's employees).

                          (2) any attempt (regardless of its success) by any person to charge the Indemnified Party with, or to cause the Indemnified Party to be charged with, wrongdoing or with financial responsibility for damages arising out of or incurred in connection with the matters indemnified against in this Agreement; or

                          (3) any expense, assessment, fine, tax, judgment or settlement payment arising out of or incident to any of the matters indemnified against in this Agreement including reasonable fees and disbursements of counsel (before and at trial and in appellate proceedings and otherwise).





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                 (b)      Relation to Insurance Claim.  The obligation of the
Corporation under this Agreement is not conditioned in any way on any attempt by the Indemnified Party to collect from an insurer any amount under a liability insurance policy.

                 (c) Indemnification Exclusions. In no case shall any indemnification be provided under this Agreement to the Indemnified Party by the Corporation:

                          (1) in any action or proceeding brought by or in the name or interest of the Indemnified Party against the Corporation;

                          (2) in any action or proceeding brought by the Corporation against the Indemnified Party, which action is initiated at the direction of the Board of Directors of the Corporation; or

                          (3) for any "Nonindemnifiable Conduct" (as such term is defined in Section 2(i)(ii)).

                 (d)      Claims for Indemnification.

                          (i)     Whenever any claims shall arise for
indemnification under this Agreement, the Indemnified Party shall notify the Corporation promptly and in any event within 30 days after the Indemnified Party has actual knowledge of the facts constituting the basis for such claim. The notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of liability (including estimated expenses) arising therefrom. A delay by the Indemnified Party in providing such notice shall not relieve the Corporation from its obligations under this Agreement unless and then only to the extent that the Corporation is materially and adversely affected by the delay.

                          (ii)    Any indemnification required under this
Agreement shall be made promptly after receipt by the Corporation of the written notification specified in Section 2(d)(i) and a determination of the amount required to be indemnified. The provisions of this Section 2(d)(ii) shall not override or otherwise limit the right of the Indemnified Party to be indemnified with respect to expenses incurred with respect to a Covered Third Party Claim (as such term is defined in Section 2(e)(i)) in accordance with the provisions contained in the last two sentences of Section 2(e)(ii).

                 (e)      Rights to Defend or Settle; Covered Third Party
Claims, etc.

                          (i)     If the facts giving rise to any
indemnification right under this Agreement shall involve any actual or threatened claim or demand against the Indemnified Party, or any possible claim by the Indemnified Party against any third party, such claim shall be referred to as a "Covered Third Party Claim." If the Corporation provides the Indemnified Party with an agreement in writing in form and substance satisfactory to the Indemnified Party and his counsel, agreeing to indemnify, defend




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or prosecute and hold the Indemnified Party harmless from all costs, claims, losses, damages, expenses and liability arising from any Covered Third Party Claim (an "Agreement of Indemnity"), and demonstrating to the satisfaction of the Indemnified Party the financial wherewithal to accomplish such indemnification, the Corporation may at its own expense undertake full responsibility for the defense or prosecution of such Covered Third Party Claim. The Corporation may contest or settle any such Covered Third Party Claim for money damages on such terms and conditions as it deems appropriate but shall be obligated to consult in good faith with the Indemnified Party and not to contest or settle any Covered Third Party Claim involving injunctive or equitable relief against or affecting the Indemnified Party or his properties or assets without the prior written consent of the Indemnified Party, such consent not to be withheld unreasonably. The Indemnified Party may participate at his own expense and with his own counsel in defense or prosecution of a Covered Third Party Claim pursuant to this Section 2(e)(i), and such participation shall not relieve the Corporation of its obligation to indemnify the Indemnified Party under this Agreement.

                          (ii)    If the Corporation fails to deliver a
satisfactory Agreement of Indemnity and evidence of financial wherewithal within 10 days after receipt of notice pursuant to Section 2(d), the Indemnified Party may contest or settle the Covered Third Party Claim on such terms as he sees fit but shall not reach a settlement with respect to the payment of money damages or with respect to other terms that materially affect the Corporation without the consent of the Corporation. The Corporation may participate at its own expense and with its own counsel in defense or prosecution of a Covered Third Party Claim pursuant to this Section 2(e)(ii), but any such participation shall not relieve the Corporation of its obligations to indemnify the Indemnified Party under this Agreement.

                          (iii)   If by reason of any Covered Third Party Claim
that is the proper subject of indemnification under this Agreement, a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnified Party, the Corporation shall promptly furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

                 (f)      Cooperation.

                          (i)     The parties to this Agreement shall execute
such powers of attorney as may be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may be reasonably related to any such claim or action, shall provide to the counsel, accountants and other representatives of each party access during normal business hours to all properties, personnel, books, records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may be reasonably requested (certified, if requested). The Indemnified Party agrees to cooperate in all other reasonable respects with the Corporation in connection with any such claim or action. The cooperation from the Indemnified Party as required by this Agreement shall be a further condition to the Indemnified Party's entitlement to indemnification under this Agreement; provided however and notwithstanding the foregoing, in the event the Indemnified Party shall, in the exercise of his reasonable judgment, determine that any




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cooperation or assistance requested by the Company will expose the Indemnified
Party to liability or jeopardy (other than direct monetary liability) in any civil, criminal or administrative proceeding, or otherwise impose substantial limitation on the defense of the Indemnified Party in such a proceeding, a failure to provide the requested cooperation or assistance as a result of such reasonable determination shall not however be considered a failure by the Indemnified Party to satisfy a condition to the Indemnified Party's entitlement, as provided for elsewhere herein, to have the Company continue to advance the expenses incurred by the Indemnified Party in defending a Covered Third Party Claim (but with the understanding that such advance of expenses shall continue to be subject to the terms and provisions of Section 2(i) of this Agreement).

                          (ii)    The Indemnified Party's obligation to
cooperate shall include, without limitation, an obligation to cooperate in the defense of any Covered Third Party Claim that is being controlled by the Corporation; and so long as the Indemnified Party so cooperates and notwithstanding the Corporation's control of the defense, the Indemnified Party shall continue to be entitled to indemnification and reimbursement for all costs and expenses incurred by him in connection therewith to the extent and subject to the other limitations provided in this Agreement.

                 (g) Choice of Counsel. In all matters as to which indemnification is or may be available to the Indemnified Party under this Agreement, the Indemnified Party shall be free to choose and retain counsel, provided that the Indemnified Party shall secure the prior written consent of the Corporation as to such selection, which consent shall not be unreasonably withheld.

                 (h) Consultation. If the Indemnified Party desires to retain the services of an attorney prior to the determination by the Corporation as to whether it will undertake the defense or prosecution of the Third Party Claim as provided in Section 2(e), the Indemnified Party shall notify the Corporation of such desire in the notice delivered pursuant to
Section 2(d)(i), and such notice shall identify the counsel to be retained. The Corporation shall then have 10 days within which to advise the Indemnified Party whether it will assume the defense or prosecution of the Third Party Claim in accordance with Section 2(e)(i). If the Indemnified Party does not receive an affirmative response within such 10 day period, he shall be free to retain counsel of his choice, and the indemnity provided in Section 2(a) shall apply to the reasonable expenses of such counsel incurred after the expiration of such 10 day period. Any expenses incurred prior to the expiration of such 10 day period shall not be covered by the indemnity of Section 2(a).

                 (i)      Repayment.

                          (i)     Notwithstanding the other provisions of this
Agreement to the contrary, if the Corporation has incurred any cost, damage or expense under this Agreement paid to or for the benefit of the Indemnified Party and it is determined by a court of competent jurisdiction from which no appeal may be taken that the Indemnified Party's actions or omissions constitute "Nonindemnifiable Conduct" as that term is defined in Section 2(i)(ii), the Indemnified Party shall and does hereby undertake in such circumstances to reimburse the Corporation for any and all such




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amounts previously paid to or for the benefit of the Indemnified Party.  Such reimbursement shall be without interest, except that interest at the prime rate published from time to time in The Wall Street Journal in its "Money Rates" column or a successor column or feature, shall begin to accrue 20 days after such a determination of Nonindemnifiable Conduct.

                          (ii)    For these purposes, "Nonindemnifiable
Conduct" shall mean an action or omission of the Indemnified Party material to the cause of action to which the indemnification under this Agreement relates, which action or omission is determined to involve:

                                  (1)      a violation of the criminal law,
                 unless the Indemnified Party had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

                                  (2)      a transaction from which the
                 Indemnified Party derived an improper personal benefit;

                                  (3)      willful misconduct or a conscious
                 disregard for the best interests of the Corporation (when indemnification is sought in a proceeding by or in the right of the Corporation to procure a judgment in favor of the Corporation or when indemnification is sought in a proceeding by or in the right of a stockholder);

                                  (4)      failure to have acted in good faith
                 and in a manner reasonably believed to be in the best interests of the Corporation; or

                                  (5)      conduct pursuant to then applicable
                 law that prohibits such indemnification.

         3.      TERM.

                 This Agreement shall be effective upon its execution by all parties and shall continue in full force and effect until seven years after the date of this Agreement, or seven years after the termination or resignation of the Indemnified Party's employment or term of office with the Corporation or any of its affiliates, whichever is later, provided that such term shall be extended by any period of time during which the Corporation is in breach of a material obligation to the Indemnified Party, plus ninety days. Such term shall also be extended with respect to each Covered Third Party Claim then pending and as to which notice under Section 2(d) has theretofore been given by the Indemnified Party to the Corporation, and this Agreement shall continue to be applicable to each such Covered Third Party Claim.





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         4.       REPRESENTATIONS AND AGREEMENTS OF THE CORPORATION.

                 (a) Authority. The Corporation represents, covenants and agrees that it has the corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of the Corporation. This Agreement is a valid and binding obligation of the Corporation and is enforceable against the Corporation in accordance with its terms.

                 (b) Noncontestability. The Corporation represents, covenants and agrees that it will not initiate, and will use its best efforts to cause each of its affiliates not to initiate, any action, suit or proceeding challenging the validity or enforceability of this Agreement.

                 (c) Good Faith Judgment. The Corporation represents, covenants and agrees that it will exercise good faith judgment in determining the entitlement of the Indemnified Party to indemnification under this Agreement.

         5.      RELATIONSHIP OF THIS AGREEMENT TO OTHER INDEMNITIES.

                 (a)      Nonexclusivity.

                          (i)     This Agreement and all rights granted to the
Indemnified Party under this Agreement are in addition to and are not deemed to be exclusive with or of any other rights that may be available to the Indemnified Party under any Articles of Incorporation, bylaw, statute, agreement, or otherwise.

                          (ii)    The rights, duties and obligations of the
Corporation and the Indemnified Party under this Agreement do not limit, diminish or supersede the rights, duties and obligations of the Corporation and the Indemnified Party with respect to the indemnification afforded to the Indemnified Party under any liability insurance, the Florida Business Corporation Act, or under the Bylaws or the Articles of Incorporation of the Corporation. In addition, the Indemnified Party's rights under this Agreement will not be limited or diminished in any respect by any amendment to the Bylaws or the Articles of Incorporation of the Corporation.

                 (b)      Availability, Contribution, Etc.

                          (i)     The availability or nonavailability of
indemnification by way of insurance policy, Articles of Incorporation, bylaw, vote of stockholders, or otherwise from the Corporation to the Indemnified Party shall not affect the right of the Indemnified Party to indemnification under this Agreement, provided that all rights under this Agreement shall be subject to applicable statutory provisions in effect from time to time.





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                          (ii)    Any funds received by the Indemnified Party
by way of indemnification or payment from any source other than from the Corporation under this Agreement shall reduce any amount otherwise payable to the Indemnified Party under this Agreement.

                          (iii)   If the Indemnified Party is entitled under
any provision of this Agreement to indemnification by the Corporation for some claims, issues or matters, but not as to other claims, issues or matters, or for some or a portion of the expenses, judgments, fines or penalties actually and reasonably incurred by him or amounts actually and reasonably paid in settlement by him in the investigation, defense, appeal or settlement of any matter for which indemnification is sought under this Agreement, but not for the total amount thereof, the Corporation shall indemnify the Indemnified Party for the portion of such claims, issues or matters or expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnified Party is entitled.


         6.      MISCELLANEOUS.

                 (a) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic telephone line facsimile transmission or other similar electronic or digital transmission method; the day after it is sent, if sent by recognized overnight delivery service with all fees payable by the sender; and five days after it is sent, if mailed, first class mail, postage prepaid. In each case notice shall be sent to:

            if to the Indemnified Party:       2800 Bullard Drive
                                               Clearwater, Florida 34622

            if to the Corporation:             4900 Frontage Road, South
                                               Lakeland, Florida 33815
                                               Attention: President

            With a copy to:                    Gary I. Teblum
                                               Trenam, Kemker, Scharf, Barkin,
                                               Frye, O'Neill & Mullis, P.A.
                                               Post Office Box 1102
                                               Tampa, Florida 33601

or to such other address as either party may have specified in writing to the other using the procedures specified above in this Section 6(a).

                 (b) Not an Employment Contract. The parties to this Agreement recognize and acknowledge that the relationship between the Corporation and the Indemnified Party is that of an





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at-will relationship, terminable by either party at any time and for any or no reason. It is specifically agreed and understood among the parties that this Agreement shall not and does not change the termination at-will relationship and neither party has any right by virtue of this Agreement or for any other reason to continued employment of the Indemnified Party by the Corporation.

                 (c) Governing Law. This Agreement shall be construed pursuant to and governed by the substantive laws of the State of Florida (but any provision of Florida law shall not apply if the application of such provision would result in the application of the law of a state or jurisdiction other than Florida).

                 (d) Severability. Any provision of this Agreement that is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

                 (e)      Specific Enforcement.   The parties agree and
acknowledge that in the event of a breach by the Corporation of its obligation promptly to indemnify the Indemnified Party as provided in this Agreement, or breach of any other material provision of this Agreement, damages at law will be an insufficient remedy to the Indemnified Party. Accordingly, the parties agree that, in addition to any other remedies or rights that may be available to the Indemnified Party, the Indemnified Party shall also be entitled, upon application to a court of competent jurisdiction, to obtain temporary or permanent injunctions to compel specific performance of the obligations of the Corporation under this Agreement.

                 (f) Cost of Enforcement. If the Indemnified Party engages the services of an attorney or any other third party or in any way initiates legal action to enforce his rights under this Agreement, including but not limited to the collection of monies due from the Corporation to the Indemnified Party, the prevailing party shall be entitled to recover all reasonable costs and expenses (including reasonable attorneys' fees before and at trial, in appellate proceedings and otherwise). Should the Indemnified Party prevail, such costs and expenses shall be in addition to monies otherwise due him under this Agreement.

                 (g) Application to Third Parties, Etc. Nothing in this Agreement, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except the Corporation, the Indemnified Party and their respective heirs, assignees and successors, any claim, right or remedy under or because of this Agreement or in any provision of it. This Agreement shall





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be binding upon and inure to the benefit of the successors in interest and assigns, heirs and personal representatives, as the case may be, of the parties, including any successor corporation resulting from a merger, consolidation, recapitalization, reorganization, sale of all or substantially all of the assets of the Corporation, or any other transaction resulting in the successor corporation assuming the liabilities of the Corporation under this Agreement (by operation of law or otherwise).

                 (h) Construction. As used in this Agreement, (1) the word "including" is always without limitation; (2) the words in the singular number include words of the plural number and vice versa; and (3) the word "person" includes a trust, corporation, association, partnership, joint venture, business trust, unincorporated organization, limited liability company, government, public body or authority, any governmental agency or department, and any other entity, as well as a natural person.

                 (i) Further Assurances. The parties to this Agreement will execute and deliver, or cause to be executed and delivered, such additional or further documents, agreements or instruments and shall cooperate with one another in all respects for the purpose of carrying out the transactions contemplated by this Agreement.

                 (j) Venue; Process. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in the Circuit Court of the State of Florida in and for Hillsborough County or in and for Polk County, or in the United States District Court for the Middle District of Florida, Tampa Division. The parties agree that they will not object that any action commenced in the foregoing jurisdictions is commenced in a forum non conveniens. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

                 (k) Waiver and Delay. No waiver or delay in enforcing the terms of this Agreement shall be construed as a waiver of any subsequent breach. No action taken by the Indemnified Party shall constitute a waiver of his rights under this Agreement.

                 (l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

                 (m) Headings. The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   DISCOUNT AUTO PARTS, INC.


                                   By:    /s/ Peter J. Fontaine
                                      ------------------------------------------
                                      Peter J. Fontaine, Chief Executive Officer


WITNESSES:


    /s/                                   /s/ C. Michael Moore
-------------------------------       -----------------------------------------
                                      C. Michael Moore

   /s/
-------------------------------




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